UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2013

THE CHEFS’ WAREHOUSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT 06877

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a), (b) At the Annual Meeting of Stockholders (the “Annual Meeting”) of The Chefs’ Warehouse, Inc. (the “Company”) held on May 17, 2013, a total of 18,922,991 shares of the Company’s common stock, or 89.39% of the Company’s outstanding shares, were present in person or represented by proxies out of a total of 21,167,064 shares of common stock outstanding and entitled to vote as of the record date for the Annual Meeting. The stockholders voted on three proposals at the Annual Meeting. The results of voting on the three proposals, including final voting tabulations, are set forth below.

1. The stockholders elected Dominick Cerbone, John A. Couri, Joseph Cugine, Alan Guarino, Stephen Hanson, Christopher Pappas and John Pappas to serve as directors to hold office until the annual meeting of stockholders to be held in 2014 and until their successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Dominick Cerbone	17,841,535	36,775	1,044,681
John A. Couri	17,826,837	51,473	1,044,681
Joseph Cugine	17,863,966	14,344	1,044,681
Alan Guarino	17,849,268	29,042	1,044,681
Stephen Hanson	17,695,710	182,600	1,044,681
Christopher Pappas	17,739,257	139,053	1,044,681
John Pappas	17,711,354	166,956	1,044,681

2. The stockholders approved the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2013.

For	Against	Abstentions
18,912,871	5,107	5,013

3. The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2013 proxy statement.

For	Against	Abstentions	Broker Non-Votes
17,867,036	10,861	413	1,044,681

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel and Corporate Secretary

Date: May 21, 2013